UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 22, 2016

Red Hat, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33162	06-1364380
(Commission File Number)	(IRS Employer Identification No.)

100 East Davie Street, Raleigh, North Carolina	27601
(Address of Principal Executive Offices)	(Zip Code)

(919) 754-3700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On June 22, 2016, Red Hat, Inc., a Delaware corporation (“Red Hat”), 3scale, Inc., a Delaware corporation (“3scale”), Troika Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Red Hat (“Troika”), 3scale Networks, S.L., a corporation organized under the laws of Spain and a subsidiary of 3scale, and Shareholder Representative Services LLC, as holder agent, entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, upon the satisfaction or waiver of the conditions in the Merger Agreement, Red Hat will acquire 3scale through a merger of Troika with and into 3scale (the “Merger”). The closing of the Merger is conditioned upon customary closing conditions, including approval by the stockholders of 3scale. A press release announcing this transaction, as well as information on the anticipated impact of such transaction on Red Hat’s guidance for the second fiscal quarter and fiscal year ending February 28, 2017, was issued on June 22, 2016 and is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2016	RED HAT, INC.

	By:	/s/ Frank A. Calderoni
Name: Frank A. Calderoni
Title: Executive Vice President, Operations and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 22, 2016